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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT





Inland Real Estate LB I, LLC, a Delaware limited liability corporation

Inland Real Estate Column I, LLC, an Illinois limited liability corporation

Inland Real Estate BSC, I, LLC, a Delaware limited liability corporation

Inland Ryan, LLC, a Delaware limited liability corporation

Inland Ryan Cliff Lake, LLC, a Delaware limited liability corporation

Inland Real Estate Advisory Services, Inc., an Illinois corporation

Inland Commercial Property Management, Inc., an Illinois corporation

Inland-Merrillville, LLC, a Delaware limited liability corporation